UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2015

ALTISOURCE RESIDENTIAL CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	001-35657	46-0633510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Altisource Asset Management Corporation
36C Strand Street
Christiansted, United States Virgin Islands 00820
(Address of principal executive offices including zip code)

(340) 692-1055
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
Amendment to Repurchase Facility with Wells Fargo
On September 30, 2015, Altisource Residential Corporation (the “Company”), acting through its subsidiaries, amended and extended the terms of its repurchase facility with Wells Fargo, National Association (the “Buyer”). In connection with the amended terms of the facility, the Company and the Buyer (1) entered into a Second Amended and Restated Master Repurchase Agreement and Securities Contract secured by non-performing mortgage loans (the “Loan Repurchase Agreement”) and (2) simultaneously entered into an additional Master Repurchase Agreement and Securities Contract secured by real estate owned (“REO”) properties (the “REO Repurchase Agreement” and, together with the Loan Repurchase Agreement, the “Repurchase Agreements”).
As amended by the Repurchase Agreements, the Company and the Buyer:

•	extended the termination date for the facility for two years to September 27, 2017;

•	increased the aggregate amount of available funding under the Repurchase Agreements from $457.5 million to $750.0 million; and

•	further increased the sublimits of REO properties that may collateralize the facility from 10% of the aggregate funding capacity to 40% of the aggregate funding capacity, or $300.0 million.

The obligations of the Company’s subsidiaries under the Repurchase Agreements continue to be fully guaranteed by the Company pursuant to a Third Amended and Restated Guaranty with respect to the Loan Repurchase Agreement (the “Loan Guaranty”) and a separate Guaranty with respect to the REO Repurchase Agreement (the “REO Guaranty” and, together with the Loan Guaranty, the “Guarantees”) made by the Company in favor of the Buyer.
Other than the amendments described in this Item 1.01, all other material terms and conditions of the Repurchase Agreements remain substantially the same as the prior repurchase agreement in all material respects.
The disclosures herein regarding the Repurchase Agreements and the Guarantees do not purport to be complete and are qualified in their entirety to the full text of such documents which will be filed with the SEC as exhibits to the Company’s Form 10-Q for the quarter ended September 30, 2015.
For additional disclosure regarding the terms of the prior repurchase agreement and the prior guaranty as previously amended, see the Company’s Current Reports on Form 8-K filed with the SEC on September 23, 2013, December 24, 2013, June 25, 2014 and January 6, 2015.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Altisource Residential Corporation
Date: October 6, 2015	By:	/s/ Stephen H. Gray
Stephen H. Gray General Counsel and Secretary

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